Exhibit 10.24

HYSTER-YALE GROUP, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
(Amended and Restated Effective as of January 1, 2016)

1.	Effective Date
The effective date of this amended and restated Hyster-Yale Group, Inc. Long-Term Incentive Compensation Plan (the “Plan”) is January 1, 2016.

2.	Purpose of the Plan
The purpose of this Plan is to further the long-term profits and growth of Hyster-Yale Materials Handling, Inc. (the “Parent Company”) by enabling the Parent Company, its principal operating subsidiary, Hyster-Yale Group, Inc. (the “Company”) and the Company’s Subsidiaries (together with the Company, the “Employers”) to attract and retain key management employees by offering long-term incentive compensation to those key management employees who will be in a position to make significant contributions to such profits and growth. This incentive is in addition to all other compensation.

3.	Code Section 409A
It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee to Participants or Beneficiaries any particular tax treatment under Code Section 409A.

4.	Definitions

(a)
“Account” shall mean the record maintained by the Employer in accordance with Section 7 to reflect the Participants’ Awards under the Plan (plus interest thereon). The Account shall be further sub-divided into various Sub-Accounts as described in Section 8.

(b)	“Award” shall mean the cash awards granted to a Participant under this Plan for the Award Terms.

(c)
“Award Term” shall mean the period of one or more years on which an Award is based, as established by the Committee and specified in the Guidelines. Any Award Term(s) applicable to a Qualified Performance-Based Award shall be established by the Committee not later than 90 days after the commencement of the Award Term on which such Qualified Performance-Based Award will be based and prior to the completion of 25% of such Award Term.

(d)
“Beneficiary” shall mean the person(s) designated in writing (on a form acceptable to the Committee) to receive the payment of a Participant’s Sub-Accounts hereunder in the event of his death. In the absence of such a designation and at anytime when there is no existing Beneficiary hereunder, a Participant’s Beneficiary shall be his surviving legal spouse or, if none, his estate.

(e)	“Change in Control” shall mean the occurrence of an event described in Appendix 1 hereto.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)
“Committee” shall mean the Compensation Committee of the Parent Company’s Board of Directors or any other committee appointed by the Parent Company’s Board of Directors to administer the Plan in accordance with Section 5, so long as any such committee consists of not less than two directors of the Parent Company and so long as each such member of the committee is (i) an “outside director” for purposes of Code Section 162(m) and (ii) is not an employee of the Parent Company or any of its subsidiaries.

(h)
“Covered Employee” shall mean any Participant who is a “covered employee” for purposes of Code Section 162(m) or any Participant who the Committee determines in its sole discretion is likely to become such a covered employee.

(i)
“Disability” or “Disabled.” A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an Employer sponsored accident and health plan.

(j)
“Final Payout Percentage.” For each Plan Year, the Final Payout Percentage shall mean the percentage of the Target Payout that is paid out under the Plan, as determined by the Committee, in its sole discretion, for the global corporate participant group.

(k)	“Grant Date” shall mean the effective date of an Award, which is the January 1st following the end of the Award Term.

(l)
“Guidelines” shall mean the guidelines that are approved by the Committee for each Award Term for the administration of the Awards granted under the Plan. To the extent that there is any inconsistency between the Guidelines and this Plan on matters other than the time and form of payment of the Awards, the Guidelines shall control. If there is any inconsistency between the Guidelines and the Plan regarding the time and form of payment of the Awards, the Plan shall control.

(m)
“Hay Salary Grade” shall mean the salary grade or Salary Points assigned to a Participant by the Employers pursuant to the Hay Salary System, or any successor salary system subsequently adopted by the Employers.

(n)	“Key Employee.” A Participant shall be classified as a Key Employee if he meets the following requirements:
*The Participant, with respect to the Participant’s relationship with the Employers and their affiliates, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5) thereof) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Key Employee Effective Date (defined below). When applying the provisions of Code Sections 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be as defined under Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415(c)-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.
*The Identification Date for Key Employees is each December 31st and the Key Employee Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.
*Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of the Parent Company (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the date of the Participant’s Termination of Employment.

(o)	“Maturity Date” shall mean the date established in Section 10(a)(i) for each Sub-Account under the Plan.

(p)
“Non-U.S. Participant” shall mean a Participant who is classified by the Committee as a non-resident alien with no U.S.-earned income. Such classification shall be determined as of the Grant Date of each particular Award. Once a Participant is classified by the Committee as a Non-U.S. Participant with respect to a particular Award, such classification shall continue in effect until such Award is paid, regardless of any subsequent change in classification.

(q)	“Participant” shall mean any person who meets the eligibility criteria set forth in Section 6 and who is granted an Award under the Plan or a person who maintains an Account balance hereunder.

(r)
“Performance Objectives” shall mean the performance objectives established pursuant to the Plan for Participants. Performance Objectives may be described in terms of Parent Company-wide or Company-wide objectives or objectives that are related to the performance of (i) the individual Participant, (ii) any subsidiary, division, business unit, department or function of the Parent Company or (iii) any Subsidiary, division, business unit, department or function of the Company. Performance Objectives may be measured on an absolute or relative basis. Different groups of Participants may be subject to different Performance Objectives for the same Award Term. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination, of the following criteria, or the attainment of specified levels of growth or improvement in one or more of the following criteria: return on equity, return on total capital employed, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, earnings before interest and taxes, revenue, revenue growth, gross margin, net or standard margin, return on investment, increase in the fair market value of shares, share price (including, but not limited to, growth measures and total stockholder return), profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), inventory turns, financial return ratios, market share, earnings measures/ratios, economic value added, balance sheet measurements (such as receivable turnover), internal rate of return, customer satisfaction surveys or productivity, net income, operating profit or increase in operating profit, market share, increase in market share, sales value increase over time, economic value income, economic value increase over time, new project development, adjusted standard margin or net sales.

(s)	“Plan Year” shall mean the calendar year.

(t)
“Qualified Performance-Based Award” shall mean any Award or portion of an Award granted to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m).

(u)
“Retirement” or “Retire” shall mean the (i) termination of a U.S. Participant’s employment with the Employers after the Participant has reached age 60 and completed at least 15 years of service, or (ii) termination of a Non-U.S. Participant’s employment with the Employers after the Non-U.S. Participant has reached age 60 and completed at least 15 years of service or, if earlier, a termination that qualifies as a retirement under local practices and procedures and/or which qualifies the Non-U.S. Participant for foreign retirement benefits.

(v)
“Salary Points” means the salary points assigned to a Participant by the Committee for the applicable Award Term pursuant to the Hay salary point system, or any successor salary point system adopted by the Committee.

(w)	“Subsidiary” shall mean any corporation, partnership or other entity, the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Parent Company.

(x)
“Target Award” shall mean a dollar amount calculated by multiplying (i) the designated salary midpoint that corresponds to a Participant’s Hay Salary Grade by (ii) the long-term incentive compensation target percent for that Hay Salary Grade for the applicable Award Term, as determined by the Committee. The Target Award is the Award that would be paid to a Participant under the Plan if each Performance Objective is met exactly at target level.

(y)
“Target Payout.” For each Plan Year, the Target Payout shall mean the total amount that would be paid out under the Plan if each Performance Objective is met exactly at target level, as determined by the Committee, in its sole discretion, for the global corporate participant group.

(z)
“Termination of Employment” shall mean, with respect to any Participant’s relationship with the Employers and their affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

(aa)
“True-Up Interest Rate.” Beginning in 2014, the True-Up Interest Rate shall mean the interest rate determined under an annual “True-Up Interest Rate Table” and related interpolation chart based on the Final Payout Percentage of the Plan for such Plan Year. The True-Up Interest Rate Table is adopted and approved by the Committee within the first 90 days of each Plan Year.

(bb)	“U.S. Participant” shall mean, with respect to any Award, any Participant who is not a Non-U.S. Participant.

5.	Administration

(a)
This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Employers and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

(b)
The Committee shall have complete authority to interpret all provisions of this Plan, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration (including, without limitation, the Guidelines) and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the foregoing, no such action may be taken by the Committee that would cause any Qualified Performance-Based Awards to be treated as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

6.	Eligibility
Any person who is classified by an Employer as a salaried employee of an Employer generally at a Hay Salary Grade of 26 or above (or a compensation level equivalent thereto), who in the judgment of the Committee occupies an officer or other key executive position in which his efforts may significantly contribute to the profits or growth of an Employer, may be eligible to participate in the Plan; provided, however, that (a) leased employees (as defined in Code Section 414) and (b) persons who are participants in the Hyster-Yale

Materials Handling, Inc. Long-Term Equity Incentive Plan for a particular Award Term shall not be eligible to participate in this Plan for the same Award Term. A person shall become a Participant in the Plan when granted an Award under Section 8(b)(ii).

7.	Accounts and Sub-Accounts.
Each Employer shall establish and maintain on its books an Account for each Participant who is or was employed by the Employer which shall reflect the Awards described in Section 8 hereof. Such Account shall also (a) reflect credits for the interest described in Section 10(b) and debits for any distributions and (b) be divided into the Sub-Accounts specified in Section 8(d).

8.	Granting of Awards/Crediting of Sub-Accounts.
The Committee may, from time to time and upon such conditions as it may determine, authorize the granting of Awards to Participants for each Award Term, which shall be consistent with, and shall be subject to all of the requirements of, the following provisions:

(a)
The Committee shall approve (i) a Target Award to be granted to each Participant and (ii) a formula for determining the amount of each Award for such Award Term, which formula is based upon the achievement of Performance Objectives, as set forth in the Guidelines; provided, however, that with respect to any Qualified Performance-Based Award, the Committee shall approve the foregoing not later than the ninetieth day of the applicable Award Term and prior to the completion of 25% of such Award Term. At such time, the Committee shall designate whether the Award is a Qualified Performance-Based Award.

(b)
Effective no later than April 30th of the Plan Year following the end of the Award Term, the Committee shall approve (i) a preliminary calculation of the amount of each Award based upon the application of the formula and actual performance to the Target Awards previously determined in accordance with Section 8(a); and (ii) a final calculation and approval of the amount of each Award to be granted to each Participant for the Award Term (with the specified “Grant Date” of such Award being January 1st of the Plan Year following the end of the Award Term). Such approval shall be certified in writing by the Committee before any amount is paid for any Award granted with respect to an Award Term. Notwithstanding the foregoing, (1) the Committee shall have the power to decrease the amount of any Award below the amount determined in accordance with the foregoing provisions and (2) the Committee shall have the power to increase the amount of any Award above the initial amount determined in accordance with the foregoing provisions or adjust the amount of thereof in any other manner determined by the Committee in its sole and absolute discretion. Further notwithstanding the foregoing,

(A) no such decrease may occur following a Change in Control; (B) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)) and (C) no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined and approved by the Committee.

(c)
Calculations of Target Awards for U.S. Participants for an Award Term shall initially be based on the Participant’s Hay Salary Grade as of January 1st of the first year of the Award Term. Calculations of Target Awards for Non-U.S. Participants for an Award Term shall be determined in accordance with the Guidelines in effect for such Award Term. However, such Target Awards shall be changed during or after the Award Term under the following circumstances: (i) if a Participant receives a change in Hay Salary Grade, salary midpoint and/or long-term incentive compensation target percentage during an Award Term, such change shall be reflected in a pro-rata Target Award, (ii) employees hired into or promoted into a position eligible to participate in the Plan (as specified in Section 6 above) during an Award Term will be assigned a pro-rated Target Award based on their length of service during the Award Term; provided that the employees have been employed by the Employers for at least 90 days during the Award Term and (iii) the Committee may increase or decrease the amount of the Target Award at any time, in its sole and absolute discretion; provided, however, that (1) no such decrease may occur following a Change in Control and (2) no such increase, adjustment or any other change may be made that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)). Unless otherwise determined by the Committee (in its sole and absolute discretion), in order to be eligible to receive an Award for an Award Term, the Participant must be employed by an Employer and must be a Participant on December 31st of the last year of an Award Term. Notwithstanding the foregoing, if a Participant dies, becomes Disabled or Retires during the Award Term, the Participant shall be entitled to a pro-rata portion of the Award for such Award Term, calculated based on actual performance for the entire Award Term in accordance with Section 8(b)(ii) above and the number of days the Participant was actually employed by the Employers during the Award Term.

(d)
After approval by the Compensation Committee, each Award shall be credited to the Participant’s Account in accordance with the following rules. The cash value of each Award for each Award Term shall be credited to a separate Sub-Account for each Participant. Such Sub-Accounts shall be classified based on the Grant Date of the particular Award. For example, the cash value of the Awards with a Grant Date of 1/1/14 shall be credited to the 2014 Sub-Account, the cash value of the Awards with a Grant Date of 1/1/15 shall be credited to the 2015 Sub-Account, etc.

(e)
Notwithstanding any other provision of the Plan, (i) the maximum cash value of the Awards granted to a Participant under this Plan for any Award Term shall not exceed $6,000,000 and (ii) the maximum cash value of the payment from the Sub-Account that holds the Awards for any Award Term (including interest) shall not exceed $8,000,000.

(f)	Multiple Awards may be granted to a Participant; provided, however, that no two Awards to a Participant may have identical performance periods.

(g)	All determinations under this Section shall be made by the Committee. Each Qualified Performance-Based Award shall be granted and administered to comply with the requirements of Code Section 162(m).

9.	Vesting
All Awards granted hereunder shall be immediately 100% vested as of the Grant Date. Participants shall be 100% vested in all amounts credited to their Accounts hereunder.

10.	Payment of Sub-Account Balances/Interest

(a)	Payment Dates.

(i)
Maturity Dates. The Maturity Date of each Sub-Account shall be the third anniversary of the Grant Date of the Award that was credited to such Sub-Account. For example, the Maturity Date of the 2015 Sub-Account (containing Awards with a Grant Date of 1/1/15) shall be 1/1/18. Subject to the provisions of clause (ii) below, the balance of each Sub-Account shall be paid to the Participant on the Maturity Date of such Sub-Account.

(ii)	Other Payment Dates. Notwithstanding the foregoing, but subject to the provisions of Section 11 hereof, (1) the payment date of amounts that were credited to a particular

Sub-Account while a Participant was a Non-U.S. Participant may be any earlier date determined by the Committee and (2) in the event a Participant dies, becomes Disabled, or incurs a Termination of Employment on account of Retirement prior to the applicable Maturity Date, (A) the payment date of all amounts credited to the Participant’s pre-2015 Sub-Accounts as of the date of death, Disability, or Termination of Employment on account of Retirement shall be the date of such death, Disability, or Termination of Employment on account of Retirement, (B) the payment date of all amounts credited to the Participant’s post-2014 Sub-Accounts as of the date of death, Disability, or Termination of Employment on account of Retirement shall be a date during the period from January 1st through April 30th of the Plan Year following the year in which such death, Disability, or Termination of Employment on account of Retirement occurs and (C) the Award earned for the Award Term in which the date of death, Disability, or Termination of Employment on account of Retirement occurs shall be paid during the period from January 1st through April 30th of the Plan Year following the last day of the Award Term; provided, however, that if a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee, the Participant’s payment date shall not be any earlier than the 1st day of the 7th month following the date of his Termination of Employment on account of Retirement (or, if earlier, the date of the Participant’s death).

(b)
Interest. The Participant’s Sub-Accounts shall be credited with interest as follows; provided, however, that (1) no interest shall be credited to a Sub-Account after the Maturity Date of the Sub-Account, (2) no interest shall be credited to a Sub-Account following a Participant’s Termination of Employment prior to a Maturity Date (except as described in Section 10(c)(ii) with respect to delayed payments made to Key Employees on account of a Termination of Employment on account of Retirement), (3) no interest shall be credited to the Sub-Accounts after the last day of the month preceding the payment date of such Sub-Account and (4) no interest in excess of 14% shall be credited to any Sub-Account.

(i)
Interest Rate for Non-Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are not Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 2%. In addition, as of the end of each Plan Year commencing on or after January 1, 2014 in which the True-Up Interest Rate for such Plan Year exceeds 2%, the Sub-Accounts shall also be credited with an additional amount determined by multiplying the Participant’s Sub-Account balances during each month of such Plan Year by the excess of the True-up Interest Rate over 2%, compounded monthly. If a Participant dies, becomes disabled or incurs a Termination of Employment for any reason prior to December 31 of a Plan Year, the foregoing interest calculations shall be calculated as of the last day of the month coincident with or prior to the Participant’s termination date. Notwithstanding the foregoing, in the event that, prior to an applicable Maturity Date, a Participant who is not a Covered Employee incurs a Termination of Employment (other than on account of death, disability or Retirement), the interest credited to such Participant’s Sub-Accounts for the year in which such Termination of Employment occurs shall be capped at 2%.

(ii)
Interest Rate for Covered Employees. At the end of each calendar month during a Plan Year, the Sub-Accounts of Participants who are Covered Employees shall be credited with an amount determined by multiplying the Participant’s Sub-Account balances during such month by 14%; provided, however, that the Committee shall have the power to decrease such interest to such lower amount determined by the Committee in its sole discretion based on the True-Up Interest Rate for such Plan Year, but no less than 2%. If a Participant dies, becomes disabled or incurs a Termination of Employment for any reason prior to December 31 of a Plan Year, the foregoing interest calculations shall be calculated as of the last day of the month coincident with or prior to the Participant’s termination date. Notwithstanding the foregoing, in the event that, prior to an applicable Maturity Date, a Participant who is a Covered Employee incurs a Termination of Employment (other than on account of death, disability or Retirement), the interest credited to such Participant’s Sub-Accounts for the year in which such Termination of Employment occurs shall be capped at 2%.

(iii)
Prior Plan Years. Notwithstanding anything in the Plan to the contrary, any interest credited to a Participant’s Sub-Accounts with respect to 2013 or prior Plan Years will be provided under the terms and conditions of the Plan as it existed on December 31, 2013. Moreover, in the event that, prior to an applicable Maturity Date, a Participant becomes eligible for a payment of amounts credited to hispre-2015 Sub-Accounts prior to December 31 of a Plan Year, the foregoing interest calculations shall be made as of the last day of the month prior to such payment date. When making such calculations, the True-Up Interest Rate shall be equal to the year-to-date True-Up Interest Rate as of the last day of the prior month, as determined by the Committee in its sole discretion.

(iv)
Changes. The Committee may change (or suspend) the interest rate credited on Accounts hereunder at any time. Notwithstanding the foregoing, no such change may be made in a manner that would cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(c)	Payment Date, Form of Payment and Amount.

(i)
Payment Date and Form. Except as otherwise described in Section 11 hereof, the Participant’s Employer or former Employer shall deliver to the Participant (or, if applicable, his Beneficiary), a check in full payment of each Sub-Account within 90 days of the applicable payment date of such Sub-Account.

(ii)
Amount. Each Participant shall be paid the entire balance of each Sub-Account (including interest). If a Participant who incurs a Termination of Employment on account of Retirement is a Key Employee whose payment is delayed until the 1st day of the 7th month following such Termination of Employment on account of Retirement, such Participant’s Sub-Accounts shall continue to be credited with interest (in accordance with the rules specified in Section 10(b) but at the rate of 2%) from the date the payment would have been made if the Participant was not a Key Employee through the last day of the month prior to the payment date. Any amounts that would otherwise be payable to the Key Employee prior to the 1st day of the 7th month following Termination of Employment on account of Retirement shall be accumulated and paid in a lump sum make-up payment within 30 days following such delayed payment date. Amounts that are payable to the Non-U.S. Participants shall be converted from U.S. dollars to local currency in accordance with the terms of the Guidelines.

11.	Change in Control

(a)	The following provisions shall apply notwithstanding any other provision of the Plan to the contrary.

(b)
Amount of Award for Year of Change In Control. In the event of a Change in Control during an Award Term, the amount of the Award payable to a Participant who is employed by the Employers on the date of the Change in Control (or who died, became Disabled or Retired during such Award Term and prior to the Change in Control) for such Award Term shall be equal to the Participant’s Target Award for such Award Term, multiplied by a fraction, the numerator of which is the number of days during the Award Term during which the Participant was employed by the Employers prior to the Change in Control and the denominator of which is the number of days in the Award Term.

(c)
Time of Payment. In the event of a Change in Control, the payment date of all amounts credited to the Participant’s Sub-Accounts (including, without limitation, the pro-rata Target Award for the Award Term during which the Change in Control occurred) shall be the date that is between two days prior to, or within 30 days after, the date of the Change in Control, as determined by the Committee in its sole and absolute discretion. Notwithstanding anything in the Plan to the contrary, the interest credited to the Participant’s Sub-Accounts under Section 10(b) for the year in which the Change in Control occurs shall be calculated as of the last day of the month prior to the date of the Change in Control. When making such calculation, the True-Up Interest Rate shall be equal to the year-to-date True-Up Interest Rate as of the last day of the month prior to the date of the Change in Control, as determined by the Committee in its sole discretion.

12.	Amendment, Termination and Adjustments

(a)
The Committee, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that without the written consent of the affected Participant, no such amendment shall, (i) reduce a Participant’s Account balance as in effect on the date of the amendment, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of the amendment, (iii) modify Section 11(b) hereof or (iv) alter the time of payment provisions described in Sections 10 and 11 of the Plan, except for any amendments that accelerate the time of payment as permitted under Code Section 409A or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted by Code Section 409A and the regulations issued thereunder.

(b)
The Committee, in its sole and absolute discretion, may terminate this Plan in whole or in part at any time; provided that, such termination is permitted under Code Section 409A and, without the written consent of the affected Participant, no such termination shall, (i) reduce a Participant’s Account balance as in effect on the date of the termination, (ii) reduce the amount of any outstanding Award that was previously approved by the Committee but not yet paid as of the date of termination or (iii) alter the time of payment provisions described in Sections 10 and

11 of the Plan, except for modifications that accelerate the time of payment or are required to bring such provisions into compliance with the requirements of Code Section 409A and, in either case, are permitted by Code Section 409A.

(c)
Notwithstanding the foregoing, upon a complete termination of the Plan, the Committee, in its sole and absolute discretion, shall have the right to change the time of distribution of Participants’ Sub-Accounts under the Plan, including requiring that all such Sub-Accounts be immediately distributed in the form of lump sum cash payments (but only to the extent such change is permitted by Code Section 409A).

(d)
No amendment may cause any Qualified Performance-Based Award to be includable as “applicable employee remuneration” of such Participant, as such term is defined in Code Section 162(m) (i.e., to no longer qualify for the exception for “qualified performance-based compensation” under Code Section 162(m)).

(e)
Any amendment or termination of the Plan shall be in the form of a written instrument approved and adopted by the Committee. Such amendment or termination shall become effective as of the date specified by the Committee.

13.	General Provisions

(a)
No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of an Employer, or shall in any way affect the right and power of an Employer to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Employer might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except when preempted by federal law.

(c)	Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Parent Company.

(d)
Assignability. No amount payable to a Participant under this Plan shall be assignable or transferable by him for any reason whatsoever, or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary; provided, however, that upon the death of a

Participant the right to the amounts payable hereunder shall be paid to the Participant’s Beneficiary.

(e)
Taxes. There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over to such governmental authority for the account of the person entitled to such payment.

(f)
Limitation on Rights of Participants; No Trust. No trust has been created by the Employers for the payment of any benefits under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employer or former Employer of the Participant, and the Participants and Beneficiaries are merely unsecured creditors of the Participant’s Employer or former Employer.

(g)
Payment to Guardian. If a Sub-Account balance is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Sub-Account to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Sub-Account. Such distribution shall completely discharge the Employers from all liability with respect to such Sub-Account.

(h)	Miscellaneous.

(i)
Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof.

(ii)	Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(iii)
Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury Regulations issued thereunder, payments of Sub-Accounts hereunder may be accelerated (1) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements, (2) to the extent necessary to pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto or (3) if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A

(iv)
Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first Plan Year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.

(v)
Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.

14.	Liability of Employers and Transfers.

(a)	In general. The provisions of this Section shall apply notwithstanding any other provision of the Plan to the contrary.

(b)	Liability for Payment/Transfers of Employment.

(i)
Subject to the provisions of clause (ii) of this Section, the Employers shall each be solely liable for the payment of amounts due hereunder to or on behalf of the Participants who are (or were) its employees.

(ii)
Notwithstanding the foregoing, if the benefits that are payable to or on behalf of a Participant are based on the Participant’s employment with more than one Employer, the following provisions shall apply:

(1)
Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and interest shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 14(b)(ii)(2)(C), the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

(2)
Notwithstanding the provisions of clause (1), (A) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account which were earned by the Participant while he was employed by that Employer; (B) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (C) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the payment date specified in Section 13(h)(v)); and (D) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

.

15.	Approval by Stockholders
The Plan was approved by the stockholders of the Parent Company on May 8, 2013.

Appendix 1.    Change in Control.

Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant :

I. i.
Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

ii.
The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II. i. Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of Hyster-Yale Materials Handling, Inc. (“HY”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from HY that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded HY Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of HY inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of HY, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

ii.	a majority of the Board of Directors of HY ceases to be comprised of Incumbent Directors; or

iii.
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of HY or the acquisition of assets of another corporation, or other transaction involving HY (“HY Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded HY Business Combination”):

(A) the individuals and entities who beneficially owned, directly or indirectly, HY immediately prior to such HY Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such HY Business Combination (including, without limitation, an entity that as a result of such transaction owns HY or all or substantially all of the assets of HY, either directly or through one or more subsidiaries); and

(B) at the time of the execution of the initial agreement, or of the action of the Board of Directors of HY, providing for such HY Business Combination, at least a majority of the members of the Board of Directors of HY were Incumbent Directors.

III. Definitions. The following terms as used herein shall be defined as follow:

1. “Incumbent Directors” means the individuals who, as of December 31, 2013, are Directors of HY and any individual becoming a Director subsequent to such date whose election, nomination for election by HY’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of HY in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of HY occurs as a result of an actual or threatened election contest (as described in Rule 14a‑12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of HY.

2. “Permitted Holders” shall mean, collectively, (i) the parties to the 2012 Stockholders’ Agreement, as amended from time to time, by and among the ““Depository,” the

Participating Stockholders” (both as defined therein) and HY; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of HY and (iii) any employee benefit plan (or related trust) sponsored or maintained by HY or any direct or indirect subsidiary of HY.

3. “Related Company” means Hyster-Yale Group, Inc. and its successors (“HYG”), any direct or indirect subsidiary of HYG and any entity that directly or indirectly controls HYG.